UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2011

CHINA FORESTRY INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-25765 (Commission File Number)	87-0429748 (I.R.S. Employer Identification No.)

Economic Development Zone of Hanzhong City, Shaan’xi Province, The People’s Republic of China (Address of principal executive offices) (zip code)

011-86-29-85257870 (Registrant’s telephone number, including area code)

________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01  Change in Control.

Background of the Change in Control

This Item 5.01 Form 8-K is being filed in connection with the change in control and composition of the Board of Directors of  China Forestry Inc., a Nevada corporation (the “Company” or “CHFY”), pursuant to a Share Exchange Agreement, dated June 10, 2010 (the “Share Exchange Agreement”) with Hengtai, FIHK, Shengli Liu, the owner of 60% of the outstanding share capital of FIHK (“Liu”), and Bin Li, the owner of 40% of the outstanding share capital of FIHK (“Li”) (Liu and Li collectively being the “Shareholders”). FIHK and Hengtai were parties to variable interest entity contracts (hereinafter “VIE Contracts”) with each other, and each of the Shareholders were parties to VIE Contracts with each other.  The transactions contemplated by the Share Exchange Agreement were closed and completed on July 15, 2010 (the “Closing Date”) and resulted in a change in majority ownership of the Company.  Pursuant to the terms of the Share Exchange Agreement, at Closing, the Company acquired one hundred percent (100%) of all of the issued and outstanding share capital of FIHK from the Shareholders, as well as a cash payment of $50,000 from Hengtai, in exchange for One Hundred Million (100,000,000) shares of newly issued common stock of the Company and a Convertible Note in the principal amount of $1.0 million, which note is convertible into 68,000,000 shares of common stock of the Company to the extent there is sufficient authorized common stock for full conversion (the “Convertible Note”).  Further, the Company authorized Interwest Transfer Company, Inc., its transfer agent, to issue to the Shareholders the 100,000,000 shares of common stock of the Company, with 60,000,000 shares to Liu and 40,000,000 shares to Li.  The Share Exchange Agreement contemplated that the current directors would resign at an appropriate time and the vacancies thereby created would be filled by Shengli Liu, Yueping Li and Shuncheng Ma.

The foregoing summary of selected provisions of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Exchange Agreement, a copy of which is included as an exhibit to the Company’s report on Form 8-K, which was filed with the U.S. Securities and Exchange Commission on June 16, 2010.

As a result of the Closing, Man Ha and Yuan Tian resigned from their positions as directors and executive officers on May 30, 2011.  Degong Han, the remaining director has appointed three nominees to the Board of Directors, as follows:  Shengli Liu, Yueping Li and Shuncheng Ma, all citizens and residents of China, who have become directors of the Company.  The appointment of Messrs. Liu, Li and Ma was effective following the expiration of the required ten (10) day transmittal notification to the stockholders under Regulation 14f-1 of the Securities Exchange Act on June 27, 2011 and Degong Han resigned from his positions as executive officer and remains as a director.  Accordingly, on June 27, 2011, there was a change in control of the Company, with directors chosen by FIHK having the power to manage and control the affairs of the Company.  In addition, these directors hold officer positions in the Company.

The Amount And Source Of Funds Used To Effect A Change In Control; Purchase of Control, Etc.

As mentioned above, the Shareholders exchanged 100% of their registered capital in FIHK for securities of the Company as follows: 100,000,000 shares of common stock of CHFY and a $1.0 million convertible promissory note that is convertible into 68,000,000 shares of common stock of CHFY.  Accordingly, the funds used to effect a change in control were personal funds represented by the Shareholders' registered capital in FIHK, a company they owned.

Except as described above, there were no arrangements or understandings among members of both the former and new control groups and their associates with respect to the election of directors of other matters.

As required to be disclosed by Regulation S-K Item 403(c), there are no arrangements, known to the Company, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

It is hereby disclosed that the Company was not a “shell company” within the meaning of Rule 405 of the Securities Act of 1933, as amended, prior to the consummation of the transactions described herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2011, Yuan Tian resigned from the Board of Directors and from the office of Chief Executive Officer and Man Ha resigned from the Board of Directors and from the office of Chief Financial Officer of the Company.  Yuan Tian and Man Ha did not resign because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Degong Han, the remaining director has appointed three nominees to the Board of Directors, as follows:  Shengli Liu, Yueping Li, and Shuncheng Ma, all citizens and residents of China, who have become directors of the Company.  The appointment of Messrs. Liu, Li and Ma was effective following the expiration of the required ten (10) day transmittal notification to the stockholders under Regulation 14f-1 of the Securities Exchange Act on June 27, 2011 and Degong Han resigned from his positions as executive officer on June 27, 2011 and remains as a director.  In addition, these directors hold officer positions in the Company.  The business experience for each of the new directors and officers required to be disclosed by Item 401(e) of Regulation S-K is as follows:

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Mr. Shengli Liu, Chairman, President and Director, age 43, has over 15 years working experience in corporate management. Since 2007, Mr. Liu served as the chairman of Xi’an Edward Co., Ltd. From 1999 to 2006, he served as the chairman of Shaanxi Henglida Business Co. Ltd. In 1998 Mr. Liu served as the manager of Xi’an Railway Bureau Labor Service Co. Ltd. He acquired a Bachelors Degree in Economic Management from Shaanxi Provincial China’s Communist Party College in 1990.  The Company believes that with over 15 years of experience in corporate management, Mr. Liu is well qualified to be on the Board of Directors and to serve as its Chairman and President.

Mr. Yueping Li, Chief Executive Officer and Director, age 48, has more than 20 years business and management experience. From 2005 to present, he served as chairman of Shaanxi Yinlian Credit Guarantee Co. Ltd. In 2003 and 2004, Mr. Li was the vice-manager of Shaanxi International Trust and Investment Corporation Holding Company. From 1996 to 2002, he served as General Manager in Beijing Boming Castor-oil Plant Co., Ltd. Mr. Li served as project manager in China Machinery and Equipment Import & Export Company from 1992 to 1996. He worked as Northwest commissioner in Mechanical Engineering Company of Shougang Group from 1989 to 1991. Mr. Li acquired his Bachelors Degree of Engineering at Beijing Institute of Technology in 1986, and received his Masters of Engineering Degree in 1989.  Mr. Li’s many years of experience in management in various industries makes him an asset to the Company as its Chief Executive Officer and to serve as a Director on the Board.

Mr. Shuncheng Ma, Chief Financial Officer and Director, age 48, worked as general manager in Shaanxi Hongbao Green Engineering Co. Ltd. since 1999. He worked as general manager in Lvbao Industrial Co. Ltd. from 1995 to 1999. Mr. Ma graduated from Northwest University in 1986 with a Bachelors Degree in Mathematics and received an EMBA at Northwest University Economic Management College in 2005.  With an educational background in mathematics and economics, the Company believes that Mr. Ma will be an effective Chief Financial Officer and Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2011	China Forestry Inc.

/s/ Shengli Liu
Shengli Liu
President and Chairman

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